UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2023
______________________
RINGCENTRAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36089	94-3322844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 Davis Drive, Belmont, CA 94002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (650) 472-4100
(Former name or former address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	RNG	New York Stock Exchange
par value $0.0001

Item 1.01     Entry into a Material Definitive Agreement.
On August 11, 2023, RingCentral, Inc., a Delaware corporation (the “Company”), RingCentral International, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“RGC International”), RingCentral IP Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“RGC IP Holdings”), and RingCentral Holdings I, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“RGC Holdings”, and, together with RGC International and RGC IP Holdings, the “Subsidiary Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC, as representative of the initial purchasers named therein (the “Initial Purchasers”), pursuant to which the Company has agreed to issue and sell, and the Initial Purchasers have agreed to purchase, $400 million aggregate principal amount of 8.500% Senior Notes due 2030 (the “Notes”). The Notes are being offered only to persons reasonably believed to be “qualified institutional buyers” in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The offering of the Notes is expected to close on August 16, 2023, subject to satisfaction of customary closing conditions.
The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by certain domestic subsidiaries of the Company. The Subsidiary Guarantors will initially guarantee the Notes.
The Company intends to use the net proceeds from the offering to repurchase and/or repay a portion of its outstanding convertible notes. The Company intends to use the remainder of the net proceeds from the offering, if any, for general corporate purposes, which may include working capital, capital expenditures, repurchases or repayments of existing debt, potential strategic transactions and acquisitions.
The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities.
Item 8.01     Other Events.
On August 9, 2023, the Company issued a press release announcing that it proposed to offer the Notes. A copy of this press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.
On August 11, 2023, the Company issued a press release with respect to the pricing of its offer and sale of the Notes. A copy of this press release is filed as Exhibit 99.2 to this report and is incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.
(d)     Exhibits

Exhibit No.	Description
99.1	Press Release dated August 9, 2023.
99.2	Press Release dated August 11, 2023.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RINGCENTRAL, INC.

By:	/s/ Sonalee Parekh
Name:	Sonalee Parekh
Title:	Chief Financial Officer

Date: August 14, 2023